Exhibit 99.1
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News Release


                                           Contact:     N. William White
                                                        President and Chief
                                                        Executive Officer
                                                        (502)753-0500

    1st Independence Financial Group, Inc. Announces Quarterly Cash Dividend

HARRODSBURG, KENTUCKY (October 20, 2006) - 1st Independence Financial Group, Inc. (NASDAQ:FIFG), the holding company of 1st Independence Bank, announced today that its Board of Directors has declared a quarterly cash dividend of $0.08 per common share. The dividend is payable November 15, 2006 to stockholders of record at the close of business on October 31, 2006.

1st Independence Bank is headquartered in Louisville, Kentucky and includes 1st Independence Mortgage, a division of the Bank. The Bank has eight full service banking offices located in Harrodsburg, Lawrenceburg and two locations (St. Matthews branch and Stony Brook branch) in Louisville, Kentucky, and New Albany, Jeffersonville, Marengo and Clarksville, Indiana. 1st Independence Mortgage operates in Louisville, Kentucky and southern Indiana.